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                                                                 Exhibit 10.3

              AMENDMENT TO EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT FOR EXECUTIVE OFFICER
("Agreement") made the 13TH day of December, 1998, between STB SYSTEMS, INC., a Texas corporation (the "Company"), and JAMES L. HOPKINS
("Executive").

     WHEREAS, Executive and the Company have executed an Employment Agreement dated as of November 1, 1996 (the "Employment Agreement"); and

     WHEREAS, under an Agreement and Plan of Reorganization dated as of December 13, 1998 (the "Merger Agreement"), the Company will become a wholly-owned subsidiary of 3Dfx Interactive, Inc., a California corporation ("3Dfx"); as of the Effective Time (as defined in the Merger Agreement) (the "Merger"); and

     WHEREAS, at the Effective Time of the Merger, 3Dfx will assume the Employment Agreement and become the employer thereunder; and

     WHEREAS, Executive and the Company desire to set forth in this Agreement the amended terms for Executive's continued employment following the Merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

                                  FIRST

     The terms of this Agreement shall become effective only at the Effective Time of the Merger, at which time 3Dfx shall assume the Employment Agreement, as amended by this Agreement, and all references in such Employment Agreement and this Agreement to the "Company" shall be deemed to refer to 3Dfx. Paragraphs 1 and 2 of the Employment Agreement will be amended in their entirety to provide as follows:

"1. EMPLOYMENT. The Company hereby agrees to employ Executive and Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the Effective Time of the Merger and expiring on the date that is the one year anniversary of such date (unless sooner terminated as hereinafter set forth); provided, however, that commencing on such anniversary date, and each annual anniversary of such date thereafter, the term of this Agreement shall automatically be extended for one additional year unless, at least 30 days prior to any such anniversary date, the Company or the Executive shall have given notice that it does not wish to extend this Agreement. The term of this Agreement, as it may from time to time be extended in accordance with this Paragraph, may be referred to herein as the "Period of Employment."

     2. POSITION AND DUTIES. Executive shall serve as the Senior Vice President for Finance & Strategic Planning for the Company, performing the functions and duties as shall be prescribed from time to time provided that such functions and duties are consistent with and attendant to Executive's position or other positions that he may hold from time to time. Executive shall devote his full working time and efforts to the business and affairs of the

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Company and the promotion of its interests and perform all duties and services on behalf of the Company necessary to carry out such functions."

                                  SECOND

     Subparagraph 3c of the Employment Agreement will be deleted in its entirety. Subparagraphs 3a and 3b of the Employment Agreement will be amended in their entirety to read as follows:

     "3.  COMPENSATION AND RELATED MATTERS.

          a. BASE SALARY. Executive shall receive an annual base salary ("Base Salary") at the rate of Two Hundred Twenty-five Thousand Dollars and No/100 Cents ($225,000.00) during the period ending on the first anniversary of the Effective Time of the Merger. Thereafter, Executive's Base Salary shall be redetermined at least 30 days before each annual anniversary in an amount to be fixed by the Board of Directors of the Company or the Compensation Committee thereof. The term "Base Salary" as used in this Agreement shall mean, at any point in time, Executive's annual base salary at such time. The Base Salary shall be payable in substantially equal semi-monthly installments or in accordance with the Company's regular payroll practices.

          b. INCENTIVE COMPENSATION. In addition to Base Salary, Executive shall participate in the Company's incentive compensation plan for its senior executive management employees."

                                     THIRD

     Subparagraph 9c of the Employment Agreement will be amended to delete therefrom Subsection (A) in its entirety. Subsection (C) of the definition of "Good Reason" in Subparagraph 9d of the Employment Agreement will be amended in its entirety to reflect more clearly the original intent of the parties, to read as follows:

     "(C) without Executive's consent, a reduction of Executive's Base Salary to an amount less than previously determined and fixed for the immediately preceding twelve-month period by the Compensation Committee in accordance with Subparagraph 3(a) other than a reduction deemed necessary by the Board for all executive officers;"

                                    FOURTH

     Paragraph 11 of the Employment Agreement will be amended by substituting the following paragraph in lieu of the first paragraph thereof:

     "The provisions of this Paragraph 11 of the Agreement set forth certain terms of an agreement reached between Executive and the Company regarding Executive's rights and obligations upon the occurrence of a Change in Control of the Company. These provisions are intended to assure and encourage in advance Executive's continued attention and dedication to his assigned duties and his objectivity during the pendency and after the occurrence of any such event. These

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provisions shall apply in lieu of, and expressly supersede, the provisions of
Subparagraph 10(d)(ii) regarding severance pay upon a termination of employment, if such termination of employment occurs within 12 months after the occurrence of the first event constituting a Change of Control, or if such termination of employment occurs under certain circumstances after the Merger. These provisions shall terminate and be of no further force or effect 12 months after the occurrence of a Change of Control or, the Merger, as the case may be, Section 11(c) shall be the sole provision under which payments may be made in connection with the Merger; that is, to the extent Section 11(c) applies, Section 11(b) shall not."

                                      FIFTH


     Paragraph 11 of the Employment Agreement will be amended by adding the following subparagraph (c), and by renumbering the current subparagraph (c) as subparagraph (d):

     "(c) TERMINATION OF EMPLOYMENT FOLLOWING THE MERGER. If Executive's employment terminates during the 12 months following consummation of the Merger for any reason (other than his Voluntary Resignation on or prior to May 31, 1999), the Company shall pay Executive or his estate an amount equal to the applicable Parachute Payment Amount in a lump sum on the thirtieth day following Executive's termination. After the first anniversary of the Merger, this Section 11(c) shall be of no-force and effect. For purposes of this subparagraph 11(c) only, the Severance Payment Amount payable under Subparagraph 10(d)(ii) hereof shall be computed utilizing Executive's Base Salary in effect on October 31, 1998, Executive's incentive compensation earned in the eight full quarters ending October 31, 1998, and Executive's sales commissions earned in the 24 full months preceding October 31, 1998."

                                      SIXTH

     Paragraph 11(d) of the Employment Agreement will be amended by adding the following provision:

     "MERGER" shall mean the Change in Control occurring as a result of the merger of a newly formed, wholly-owned subsidiary of 3Dfx with and into STB Systems, Inc., in accordance with that certain Merger Agreement dated as of December 13, 1998."

                                      SEVENTH

     Paragraph 12 of the Employment Agreement will be amended in its entirety to provide as follows:

     "12. NOTICE. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     if to the Executive:

          At his home address as shown
          in the Company's personnel records;

     if to the Company:

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          3Dfx Interactive, Inc.
          4435 Fortran Drive
          San Jose, CA  95134
          Attn: Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt."

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

                                        STB SYSTEMS, INC.

/s/ James L. Hopkins                         /s/ William E. Ogle
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JAMES L. HOPKINS                        By:
                                        Its.:  Chief Executive Officer
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